EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Meridian Resource Corporation
1401 Enclave Parkway, Suite 300
Houston, TX 77077
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 13, 2007, relating to the consolidated financial statements and to the effectiveness of the Company’s internal control over financial reporting, which appear in The Meridian Resource Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.
/s/ BDO Seidman, LLP
Houston, Texas
June 28, 2007